AON
Empower Results•
UMR B110815AQUA0004 1108 ABR

MRC FORMAT EXEMPT- CLIENT REQUIREMENT

Risk Details

Unique Market
Reference (UMR) Company

Term

Type

Retention and Limit

Rate and Premium

Wording

Risk Details
A&H I 6.00

B110815AQUA0004

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation

This Agreement will apply to all losses occurring during the 12-month term extending from 12:01 a.m.  standard  time  (as  set  forth  in  the  Company's policies)  on  January  1,  2015,  to 12:01 a.m. standard time on January 1,

2016, on policies in force as of 12:01 a.m. standard time on January 1, 2015, or written or renewed with effective dates during the term of this Agreement.

Accidental Death and Dismemberment Excess of Loss.

A.
No claim will be made hereunder unless the Company has first sustained a loss of $750,000 each life, each accident. The Reinsurers will then indemnify the Company for the amount of loss in excess of $750,000 each life, each accident. The limit of liability to the Reinsurers will not exceed $5,250,000 each life, each accident, plus their proportionate share of loss expense. Should any loss involve this Contract, the obligation of the Reinsurers will be reinstated immediately and automatically as to any subsequent loss for the full amount of reinsurance as set forth above. Notwithstanding the foregoing, the annual aggregate limit of liability of the Reinsurers will be $60,000,000 for the term of this Contract, plus their proportionate shares of loss expense. In the event of a claim involving a Business Travel Accident policy and an Accidental Death and Dismemberment policy, the Business Travel Accident policy will be used first to satisfy the retention under this Contract.

B.      There will be an aggregating specific deductible initially equaling

$3,000,000 for the term of this Contract. Within 90 days following the expiration of this Contract, the Company will adjust the aggregating specific deductible against a rate of 1.50% of its net earned premium and will advise the Reinsurers of the resulting aggregating specific deductible amount. Should said adjustment exceed the initial aggregating specific deductible of $3,000,000 and any reinsurance reimbursements be received from the Reinsurers during the term of this Contract, the Company will refund to the Reinsurers the calculated aggregating specific.

A.	For the term of this Contract, there will be a minimum and deposit premium hereon of $4,200,000, payable in equal quarterly installments of
$1,050,000 on January 1, 2015, April 1, 2015, July 1, 2015, and October
1, 2015.

B.	At Contract expiration, the Company will adjust the minimum and deposit premium against a rate of 2.35% of its net earned premium.

Contract wording documentation as attached and agreed by Reinsurers. It is also understood that the Risk Details is for informational purposes only and in the event there is a conflict between the Risk Details and the Contract documentation the Contract documentation shall always take precedence.

1 of26                                                         GT 22/12/2014

Final1.00

AON
Empower Results•
UMR B110815AQUA0004 1108 ABR

Recording Transmitting & Storage

Information	Aon Benfield may retain risk and claim data I information I documents electronically, and where this is done these documents shall be regarded with the same Legal effect as the original documents.

Risk Details A&H /6.00
2of26
GT 22/12/2014 Final 1 .00

AON
Empower Results•
UMR B110815AQUA0004 1108 ABR

Accidental Death and Dismemberment Excess Of Loss

Reinsurance Contract
Effective: January 1, 2015

entered into by and between

The Prudential Insurance Company of America a New Jersey corporation and/or any subsidiaries  or affiliated companies

(hereinafter referred to collectively as the "Company")

and

The Subscribing  Reinsurer(s)  Executing the Interests and Liabilities Agreement(s) Attached to and Forming Part of this Contract
(hereinafter referred to collectively as the "Reinsurers")

The parties hereto agree as hereinbelow, in consideration  of the mutual covenants contained in the following Articles and upon the terms and conditions set forth therein:

Article 1 - Coverage

A.	The Reinsurers will indemnify the Company in respect to Accidental Death and Dismemberment benefits for business classified by the Company as:

Basic Accidental Death and Dismemberment, Optional Accidental Death and Dismemberment, Business  Travel Accident and Personal Accident Insurance, including all Accidental Death and Dismemberment, Business Travel Accident and Personal Accident Insurance  business underwritten for the Company  by Johnson, Rooney, Welch Incorporated.

B.
All reinsurance for which the Reinsurers  will be obligated by virtue of this Contract will be subject to the same terms, conditions, interpretations,  waivers, modifications, and alterations as the respective policies of the Company to which this Contract applies.  Nothing herein will in any manner create any obligations or establish any rights against the Reinsurers in favor of any third parties or any persons not parties to this Contract except as provided in the Insolvency Article.

Article 2- Term

A.
This Contract will apply to all losses occurring during the 12-month term extending from 12:01 a.m. standard time (as set forth in the Company's  policies) on January 1, 2015, to 12:01 a.m. standard time on January 1, 2016, on policies in force as of 12:01 a.m. standard time on January 1, 2015, or written or renewed with effective dates during the term of this Contract.

B.
Notwithstanding the expiration of this Contract as hereinabove provided, the provisions of this Contract will continue to apply to all obligations  and liabilities of the parties incurred hereunder to the end that all such obligations and liabilities will be fully performed and discharged.

Risk Details A&H /6.00
3 of26
GT 22/12/2014 Final 1 .00

AON
Empower Results•
UMR B110815AQUA0004 1108 ABR

Article 3 - Special Termination

A.
The Company, at its sole discretion, may terminate any Reinsurer's participation hereon at any time and said Reinsurer will have no liability for losses occurring subsequent to said termination, but will remain liable for losses occurring prior to said termination by giving 30 days prior written notice to said Reinsurer upon the happening of any one of the following circumstances:

1.
Either the Reinsurer or its parent company have been assigned a Standard & Poor's Insurer Financial Strength Rating of less than BBB+, an A.M. Best's Financial Strength Rating of less than A-, or a Moody's rating of less than BAA3; or

2.       The Reinsurer ceases assuming new and renewal accident and health treaty reinsurance; or

3.	A state insurance department or other legal authority orders the Reinsurer to cease writing business; or

4.
The Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary), or there has been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations; or

5.
The Reinsurer's surplus has been reduced by whichever is greater, either 20% of the amount of surplus at the inception of this Contract or 20% of the amount at the latest anniversary, or the Reinsurer has lost or reduced more than 20% of its paid-up capital (this subparagraph 5 will not apply to Underwriting Members of Lloyd's, London); or

6.	The Reinsurer has merged with or has become acquired or controlled by any company, corporation, or individual(s) not controlling the Reinsurer's operations previously; or

7.	The Reinsurer has reinsured its entire liability under this Contract without the Company's prior written consent; or

8.      Any uncured material breach of the Confidentiality and Privacy Article.

B.	If said Reinsurer's participation is so terminated, it will immediately return the unearned portion of any deposit premium paid hereunder, if any, and the minimum premium provision will be waived.

Article 4- Territory

The territorial scope of this Contract will follow that of the Company's policies.

Article 5 - Exclusions

This Contract does not apply to and specifically excludes the following: A.Assumed reinsurance.

B.       Participation in any pool or association of insurers and/or reinsurers.

C.
War. Claims caused or contributed to by war (whether declared or undeclared).  The term "war" refers to combat between combatants of two or more sovereign states for purposes of amassing empires, acquiring territory, or protecting national interests. Combatants, as used in the definition of "war", are individuals who are (i) aligned with a sovereign state involved in the war, (ii) under the command of a responsible party, (iii) openly carry arms, (iv) wear distinctive insignia or uniforms, and (v) operate lawfully in accordance with the laws and customs of war. However, it is hereby understood and agreed that terrorism is not considered an act of war and losses arising from

Risk Details A&H /6.00
4of26
GT 22/12/2014 Final 1 .00

AON
Empower Results•
UMR B110815AQUA0004 1108 ABR

terrorism during war would be covered hereunder. "Terrorism" is defined as an act of violence committed or threatened to be committed by (i) a person or persons not acting on behalf of a sovereign state; or (ii) clandestine state agents.

D.       Credit Card business.

E.       Airport Coupon and ticket business. F.  Disability business.

G.	Medical business (other than accident medical). H.	Professional Sports business.

I.       Loss, claim or liability as excluded per the Company's policies.

J.       American Institute of Certified Public Accountants (AICPA) #14273.

Article 6 - Definitions

The following terms, wherever used in this Contract, will have the meanings set forth herein, and will be deemed to refer to the singular, plural, or otherwise inflected forms of such terms, as the context requires:

A.
"Loss" will mean the amount of any benefit, settlement, award, or judgment, including any claim interest, paid by the Company or for which the Company has become liable to pay including 100% of any claims related extra contractual obligations. All recoveries and subrogations, which are actually recovered, and reinsurance inuring to the benefit of this Contract (whether recovered or not), will be deducted from the amount of the loss.  All recoveries or payments recovered or received subsequent to any settlement hereunder will be applied as if received prior to the aforesaid settlement and all necessary adjustments will be made by the parties hereto.  There will be no recovery hereunder for loss from the Reinsurers without the loss first exceeding $750,000 each life, each accident. Loss will not include loss expense.

B.
"Loss expense" will mean all expenses incurred by the Company in the investigation, appraisal, adjustment, litigation and/or defense of claims under policies reinsured hereunder, including court costs, interest accrued prior to final judgment if included as part of expense on reinsured policies, and interest accrued after final judgment, but excluding internal office expenses, salaries, per diem, and other remuneration of regular Company employees. Such loss expense, where incurred in connection with claims involving this reinsurance will be apportioned between the Company and the Reinsurers in proportion to their respective interests as finally determined in addition to the retention and limit of this Contract. However, in the event a verdict or judgment is reduced by an appeal or a settlement, subsequent to the entry of the judgment, resulting in an ultimate saving on such verdict or judgment, or a judgment is reversed outright, the loss expense incurred in securing such final reduction or reversal will be prorated between the Reinsurers and the Company in the proportion that each benefits from such reduction or reversal, and the expenses incurred up to the time of the original verdict or judgment will be prorated in proportion to each party's interest in such verdict or judgment.

C.
"Net earned premium" will mean the gross earned premium of the Company for the classes of business reinsured hereunder as specified in the Coverage Article, less the earned portion of premium paid for reinsurance that inures to the benefit of this Contract.

D.	"Policies" will mean all policies, binders, contracts, or agreements of insurance or reinsurance, whether written or oral.

Risk Details A&H /6.00
5of26
GT 22/12/2014 Final 1 .00

AON
Empower Results•
UMR B110815AQUA0004 1108 ABR

Article 7 - Retention and Limit

A.
No claim will be made hereunder unless the Company  has first sustained a loss of $750,000 each life, each accident.  The Reinsurers  will then indemnify the Company  for the amount of loss in excess of $750,000 each life, each accident.  The limit of liability to the Reinsurers  will not exceed

$5,250,000 each life, each accident, plus their proportionate share of loss expense. Should any loss involve this Contract, the obligation of the Reinsurers will be reinstated immediately and automatically as to any subsequent loss for the full amount of reinsurance as set forth above. Notwithstanding the foregoing, the annual aggregate limit of liability of the Reinsurers will be
$60,000,000 for the term of this Contract, plus their proportionate shares of loss expense.   In the

event of a claim involving a Business Travel Accident policy and an Accidental Death and Dismemberment policy, the Business Travel Accident policy will be used first to satisfy the retention under this Contract.

B.
There will be an aggregating specific deductible initially equaling $3,000,000 for the term of this Contract. Within 90 days following the expiration of this Contract, the Company will adjust the aggregating specific deductible against a rate of 1.50% of its net earned premium and will advise the Reinsurers  of the resulting aggregating specific deductible amount. Should said adjustment exceed the initial aggregating  specific deductible of $3,000,000 and any reinsurance reimbursements be received from the Reinsurers  during the term of this Contract, the Company  will refund to the Reinsurers  the calculated  aggregating specific deductible less the initial aggregating specific deductible of $3,000,000 at the time it makes the report to the Reinsurers.

Article 8 - Net Retained Liability

This Contract will apply only to that portion of any insurance that the Company retains net for its own account, and such portion will be used in calculating the amount of any loss hereunder as well as the amount in excess of which this Contract attaches; however, recovery from any underlying  reinsurance  will inure to the sole benefit of the Company  and will be disregarded  for the purposes of this Contract.  The amount of the Reinsurers'  liability hereunder with respect to any loss will not be increased by the inability of the Company  to collect from any other reinsurers  any amounts that may have become due from them, whether such inability arises from the insolvency  of such rElinsurers or otherwise.

Article 9 - Rate and Premium

A.	For the term of this Contract, there will be a minimum and deposit premium hereon of $4,200,000, payable in equal quarterly installments of $1,050,000 on January 1, 2015, April 1, 2015,

July 1, 2015, and October 1, 2015.

B.       At Contract expiration, the Company  will adjust the minimum  and deposit premium against a rate of

2.35% of its net earned premium.

Article 10 - Extra Contractual  Obligations

A.
This Contract will cover any losses arising from claims related extra contractual obligations awarded by a court of competent  jurisdiction, if subject to all the other terms of this Contract, the Company through written communication, in advance of any claims related extra contractual obligations, notifies the Reinsurers of such loss that may involve extra contractual obligations.  Recognizing the urgent nature of these communications, the Reinsurers  agree to respond within 10 business days of receipt of such notice.  If a Reinsurer concurs in writing to the actions or decisions proposed by the Company, then that Reinsurer will share in any claims related extra contractual obligations in proportion to the Reinsurer's interest in the underlying claim.  If a Reinsurer does not respond within

10 business days, it will be deemed to have concurred  with the Company's action or decision.  If a Reinsurer does not concur with the Company  on the proposed action, said Reinsurer will remit its share of the loss and with that payment the Reinsurer will be released from its liability as respects

Risk Details
A&H /6.00

6 of26 GT 22/12/2014

                                                          Final 1.00

A

Risk Details A&H /6.00
6of26
GT 22/12/2014 Final 1 .00

AON
Empower Results•
UMR B110815AQUA0004 1108 ABR

that claim.  The amount of loss is defined as the amount of benefit claimed and related loss expense as of the date of the request of the consultation.

B.
"Extra contractual obligations" as used in this Contract will mean those liabilities not covered under any other provision of this Contract, which arise from the handling of any claim on business covered hereunder,  such liabilities arising because of, but not limited to, the following:  failure to settle within the policy limit, by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement, in the preparation of the defense, in the trial of any action against the insured, or in the preparation or prosecution  of an appeal consequent upon such action.

C.
There will be no recovery hereunder for an extra contractual obligation loss that has been incurred due to fraud committed by a member of the board of directors, an officer, an agent, employee, or a corporate officer of the Company, acting individually,  collectively, or in collusion with a member of the board of directors, a corporate officer, or a partner of any other corporation,  partnership, or organization involved in the defense or settlement of a claim on behalf of the Company.

D.
The date on which any extra contractual obligation is incurred by the Company  will be deemed, in all circumstances,  to be the date of the original loss.  Nothing in this Article will be construed to create a separate or distinct loss apart from the original covered loss that gave rise to the extra contractual obligations discussed  in the preceding paragraphs.   In no event will the total liability of the Reinsurers exceed their applicable limit of liability as set forth in the Retention and Limit Article. Notwithstanding the foregoing, there will be no recovery  hereunder for extra contractual obligations from the Reinsurers  without the loss first exceeding $750,000.

E.	Savings Clause (Applicable only if the Reinsurer is domiciled in the State of New York): In no event shall coverage be provided to the extent that such coverage is not permitted under New York law.

Article 11 - Reports and Remittances

As soon as possible following the expiration of this Contract, the Company will furnish the Reinsurers with a report of reinsurance premium due them for that period.  Such report will show and properly segregate the Company's  premium to which the reinsurance rate applies and contain such other information as may be required by the Reinsurers  for completion of their National Association of Insurance Commissioners interim and/or annual statements.  The premium due the Reinsurers will be balanced against the minimum  and deposit premium set forth in the Rate and Premium Article, and any balance shown to be due the Reinsurers  will be paid within 90 days following the close of the annual period.

Article 12 - Reserves  and Funding

(A Reinsurer  will provide funding under the terms of this Article only if the Company will be denied statutory credit for reinsurance ceded to that Reinsurer pursuant to the credit for reinsurance  statutes or regulations in any applicable  jurisdiction.   In the event any of the provisions of this Article conflict with or otherwise fail to satisfy the requirements  of the appropriate credit for reinsurance  statutes or regulations, this Article will be deemed amended to conform to the appropriate statutes or regulations; the intent of this Article being that the Company  will be permitted to realize full credit for the reinsurance ceded to the Reinsurers  under this Contract.)

A.
As regards policies issued by the Company  coming within the scope of this Contract, the Company agrees that, when it files with the applicable  jurisdiction(s) or sets up on its books reserves for policies covered hereunder,  which it is required by law to set up, it will forward to the Reinsurers a statement showing the proportion of such reserves applicable to them.  For purposes of this Article, "reserves" will consist of:

1.      Loss and benefits and loss expense paid by the Company but not recovered from the

Reinsurers;

2.       Loss and loss expense reported and outstanding;

GT 22/12/2014 4PEfVI Final1.00
Risk Details A&H /6.00
7 of26

AON
Empower Results•
UMR B110815AQUA0004 1108 ABR

3.      An allowance for incurred but not reported losses as carried by the Company on its books; and

4.       Unearned premium (if applicable).

The Reinsurers hereby agree that they will fund such reserves by:

1.      Cash advances;

2.      Trust agreements;

3.       Escrow accounts for the benefit of the Company;

4.       Letters of credit;

or a combination thereof.  The Reinsurers will have the option of determining the method of funding referred to above, provided it is acceptable to the Company and each applicable regulatory authority.

B.
If a Reinsurer's choice of funding is or includes a letter of credit, it will apply for and secure delivery to the Company of a clean, irrevocable, unconditional letter of credit, dated on or before December

31 of the year in which the request is made, issued by a member of the Federal Reserve System or any other bank approved for use by the National Association of Insurance Commissioners' Securities Valuation Office and the Company, containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company's reserves in an amount equal to the Reinsurer's proportion of such reserves as shown in the statement prepared by the Company.

C.
Any letter of credit will be issued for a period of not less than one year, and will be automatically extended for one year from its date of expiration or any future expiration date unless 30 days prior to any expiration date the issuing bank notifies the Company by registered mail that the issuing bank elects not to consider the letter of credit extended for any additional period. An issuing bank, not a member of the Federal Reserve System or not chartered in the state of domicile of the Company, will provide 60 days notice to the Company prior to any expiration in the event of nonextension.

D.
Notwithstanding any other provisions of this Contract, the Company or its court-appointed successor in interest may draw upon and apply any amounts which it may draw against such letter of credit or trust agreement (pursuant to the terms of the agreement under which the letter of credit or trust agreement is held), or any other method of funding that may apply, at any time without diminution because of the insolvency of the Company or of any Reinsurer for one or more of the following purposes only:

1.	To reimburse the Company for the Reinsurer's share of unearned premium (if applicable) on policies reinsured hereunder on account of cancellations of such policies.

2.	To pay the Reinsurer's share or to reimburse the Company for the Reinsurer's share of any loss or benefit reinsured by this Contract, which has not been otherwise paid.

3.
To make refund of any sum in excess of the actual amount required to pay the Reinsurer's share of any liability reinsured by this Contract.  As respects funding by trust agreement, only those sums in excess of 102% of the actual amount of the Reinsurer's share of the reserves will be subject to refund.

4.
In the event of nonextension of the letter of credit as provided for above, to establish deposit of the Reinsurer's share of reserves under this Contract.  Such cash deposit will be held in an interest-bearing account separate from the Company's other assets, and interest thereon will accrue to the benefit of the Reinsurer.

5.      To pay the Reinsurer's share of any other amounts the Company claims are due under this

Contract.

Risk Details
A&H /6.00

8 of26 GT 22/1212014

                                                   Final 1.00

GT 22/12/2014 4PEfVI Final1.00
Risk Details A&H /6.00
8 of26

AON
Empower Results•
UMR B110815AQUA0004 1108 ABR

E.
The issuing bank will have no responsibility  whatsoever  in connection with the propriety of withdrawals made by the Company or the disposition  of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives  of the Company.

F.
At annual intervals, or more frequently as agreed or as required by any regulatory authority, the Company will prepare, for the sole purpose of amending  the funding called for in this Article, a specific statement of the Reinsurers'  share of reserves under this Contract.   If the statement shows that the Reinsurers' share of such reserves exceeds the balance of funding as of the statement date, the Reinsurers  will, within 30 days after receipt of notice of such excess, make an adjustment increasing the amount of such funding by the amount of such difference.  If, however, the statement shows that the Reinsurers' share of reserves is less than the balance of funding as of the statement date, the Company  will, within 30 days after receipt of written request from the Reinsurers release such excess by making the appropriate adjustment.   Notwithstanding the foregoing, as respects funding by trust agreement, only those sums in excess of 102% of the actual amount of the Reinsurer's share of the reserves will be subject to release,  and any increase in the amount of funding by the Reinsurer  must bring the total amount of funding to an amount equal to 102% of the actual amount of the Reinsurer's  share of the reserves.

Article 13 - Loss Notices and Settlements

A.
The Company  will advise the Reinsurers  promptly of all losses that, in the opinion of the Company, may involve the Reinsurers under this Contract and of all subsequent  developments  pertaining thereto that may materially  affect the Reinsurers  as well.  Inadvertent omission in dispatching the aforementioned notices will in no way affect the obligation of the Reinsurers  under this Contract, provided the Company  informs the Reinsurers  of such omission promptly upon discovery.

B.
The Company  will have the right to settle all claims under its policies.  The settlements, provided they are within the terms of this Contract, will be unconditionally binding on the Reinsurers  in proportion to their participation  in this Contract.  When so requested, however, the Company will afford the Reinsurers,  at the Reinsurers' own expense, an opportunity to be associated with the Company in the defense of any claim, suit, or proceeding involving this Contract, and the Company and the Reinsurers will cooperate in every respect in such defense.  Amounts due the Company hereunder in the settlement of loss and loss expense will be payable by the Reinsurers  immediately upon being furnished by the Company with reasonable evidence of the amount paid or to be paid in excess of the Company's  retention as set forth in the Retention and Limit Article hereof.

Article 14 - Delays, Errors, or Omissions

Any inadvertent delay, error, or omission will not be held to relieve either party hereto from any liability that would attach to it hereunder  if such delay, error, or omission had not been made, providing any error or omission will be rectified upon discovery.

Article 15-  Entire Agreement/Amendments

This Contract constitutes the entire agreement  between the parties.  This Contract may be altered or amended in any of its terms and conditions by mutual consent of the Company and the Reinsurers  by addenda hereto; such addenda  will then constitute a part of this Contract.

Article 16-  Access To Records

Provided the Company  received  prior notice and the Reinsurers  execute a mutually agreeable confidentiality  agreement  upon the Company's request, the Reinsurers  or their designated representatives  will have the right to inspect at any reasonable  time, all records of the Company that pertain in any way to this Contract.

O
9 of26
Risk Details A&H /6.00
GT 22/12/2014 Final1.00

AON
Empower Results•
UMR B110815AQUA0004 1108 ABR

Article 17 - Confidentiality and Privacy

A.
The Company acknowledges that Reinsurers are insurance companies which, pursuant to this Contract, will reinsure certain risks of Company.  To that end, Company will provide certain information concerning the risks in an amount and detail sufficient for Reinsurers to provide reinsurance coverage ("Cession Information"). Company covenants and agrees that such Cession Information will form a part of Reinsurers' records which Reinsurers' must maintain in accordance with the relevant insurance regulations.

B.
The Reinsurers acknowledge that in the course of their engagement by Company, Reinsurers may receive or have access to confidential and proprietary information of Company or third parties with whom Company conducts business. Such information is defined below and collectively referred to as "Confidential Information."  In recognition of the foregoing, Reinsurers covenant and agree that they:

1.	will keep and maintain all Confidential Information in strict confidence, using such degree of care as is appropriate to avoid unauthorized use or disclosure;

2.
will use and disclose Confidential Information solely for the purposes for which such information, or access to it, is provided pursuant to the terms of this Contract, and will not use or disclose such information for Reinsurers' own purposes or for the benefit of anyone other than Company, except as required by applicable law;

3.
will not, directly or indirectly, disclose Confidential Information to anyone outside Reinsurer, except as noted herein or with Company's prior written consent as permitted under the terms of this Contract; and;

4.
shall, upon the earlier of (i) completion of an engagement or termination of this Contract, or (ii) determination that Reinsurers have no need for Confidential Information, or (iii) at any time Company requests in writing, dispose of all records, electronic or otherwise (except for archival and backup copies and business records required by law to be retained or materials required in connection with arbitration, or with ongoing claims or disputes related to this Contract;
provided, however, that all such retained Confidential Information shall remain subject to the confidentiality obligations hereunder) regarding or including any Confidential Information that Reinsurers may then possess or control. Disposal may be achieved, at Company's option, through prompt delivery of the records to Company or destruction pursuant to Reinsurers' written policy governing such destruction and in a manner that renders the records unreadable and undecipherable by any means.   Upon any occurrence of (i) or (ii), or (iii) above, Reinsurers shall promptly certify in writing to Company, in a form reasonably acceptable to Company and executed by an authorized officer of Reinsurers, that all such Confidential Information has been destroyed or returned.

C.
Reinsurers shall be permitted to disclose Confidential Information only to their employees, employees of affiliates, officers, directors, lawyers, accountants, retrocessionaires or auditors and subcontractors (individually an "Employee" and collectively, "Employees") having a need to know such information in connection with the performance under this Contract. Reinsurers shall instruct all Employees as to their obligations under this Contract.  Reinsurers shall be responsible for all Employees' compliance with the terms of this Contract. If Reinsurers are required by law to disclose Confidential Information, Reinsurers shall, unless prohibited by law, promptly notify Company in writing in advance of such disclosure, and provide Company with copies of any related information so that Company may take appropriate action to protect the Confidential Information.

D.	Confidential Information includes all business and other proprietary information of Company, written or oral, including without limitation the following:

1.	information relating to planned or existing businesses or business initiatives; organizational restructuring plans; and actual and projected sales, profits and other financial information;
A&H I 6.00
Risk Details

10 of 26

GT 22/12/2014

Final1.00

O
10 of26
Risk Details A&H /6.00
GT 22/12/2014 Final1.00

AON
Empower Results•
UMR B110815AQUA0004 1108 ABR

2.
information relating to technology, such as computer systems and systems architecture, including, but not limited to, computer hardware, computer software, source code, object code, documentation, methods of processing and operational methods;

3.
information that describes insurance, annuities and financial services products and strategies, including, but not limited to, actuarial calculations, product designs, product administration and management; tax interpretations, tax positions and treatment of any item for tax purposes;

4.	confidential information, software and material of third parties with whom Company conducts business;

5.      information about Company employees and personnel;

6.
Company's policies, procedures and standards, including, without limitation, Company's privacy and/or security policies, rules and practices, as Company may issue, amend, update, revise or otherwise make available to Reinsurers from time to time (collectively, "Company Policies"); and

7.
"Personal Information," which means information provided by or at the direction of Company, or to which access was provided in the course of Reinsurers' performance of the Contract that (i) identifies an individual (by name, signature, address, telephone number or other unique identifier), or (ii) that can be used to authenticate that individual (including, without limitation, passwords or PINs, biometric data, unique identification numbers, answers to security questions, or other personal identifiers). An individual's social security number, even in isolation, is Personal Information. Company business contact information is not by itself Personal Information.

E.
Notwithstanding the foregoing, Confidential Information does not include information that (i) is lawfully made available to the general public, (ii) is or becomes generally known to the public not as a result of a disclosure by Reinsurers, (iii) is rightfully in the possession of Reinsurers prior to disclosure by Company, (iv) is received by Reinsurers in good faith and without restriction from a third party not under a confidentiality obligation to Company and having the right to make such disclosure, (v) is developed by Reinsurers independently of any Confidential Information; or (vi) was approved for disclosure by written permission of Company.  The foregoing exceptions do not apply to the disclosure of Personal Information, which shall not be disclosed without Company's prior written consent unless required by law.

F.
The Reinsurers acknowledge that the disclosure of Confidential Information may cause irreparable injury to Company and damages, which may be difficult to ascertain. Therefore, Company shall, upon a disclosure or threatened disclosure of any Confidential Information, be entitled to injunctive relief, and Reinsurers shall not object to the entry of an injunction or other equitable relief against Reinsurers on the basis of an adequate remedy at law, lack of irreparable harm or any other reason.

G.
The Reinsurers shall notify Company, promptly and without unreasonable delay, but in no event more than two (2) business days of learning that unauthorized access to, disclosure of, or breach in the security of Confidential Information may have occurred or been attempted (a "Security Incident"). Thereafter, Reinsurer shall, at its own cost and expense:

1.       promptly furnish to Company full details of the Security Incident;

2.
reasonably assist and cooperate fully with Company in Company's investigation of Reinsurers, Employees or third parties related to the Security Incident, including but not limited to providing Company with physical access to the facilities and operations affected, facilitating interviews with Employees and others involved in the matter, and making available all relevant records, logs, files, and data;

3.	reasonably cooperate with Company in any litigation or other formal action against third parties deemed necessary by Company to protect its rights; and
A&H /6.00

11 of 26
Risk Details
GT 22/12/2014 Final1.00

AON
Empower Results•
UMR B110815AQUA0004 1108 ABR

4.       promptly use its best efforts to prevent a recurrence of any such Security Incident.

H.
In addition to the foregoing, Reinsurers agree that in the event of a Security Incident, Company shall have the sole right to determine (i) whether notice is to be provided to any individuals, regulators, law enforcement agencies, consumer reporting agencies, or others as required by law or regulation, or in Company's discretion; and (ii) the contents of such notice, whether any type of reasonable remediation may be offered to affected persons, and the nature and extent of any such remediation. Any such notice or reasonable remediation shall be at Reinsurers' sole cost and expense.

I.
Reinsurers certify that their treatment of Personal Information is in compliance with applicable laws and/or regulations with respect to privacy and data security and that they have implemented and currently maintain an effective information security program that includes administrative, technical, and physical safeguards to (i) ensure the security and confidentiality of Personal Information; (ii) to protect against any anticipated threats or hazards to the security or integrity of such Personal Information; and (iii) to protect against unauthorized access to, destruction, modification,  disclosure or use of Personal Information which could result in substantial harm or inconvenience to Company, or to any person who may be identified by such Personal Information. A Reinsurer shall immediately notify Company if it is in material breach of this Section.  At Company's request, Reinsurers agree to certify in writing to Company, its compliance with the terms of this Section.

Article 18 - Insolvency

(This Article will apply severally to each reinsured company referenced within the definition of "Company" in the Preamble to this Contract.  Further, this Article and the laws of the domiciliary state will apply in the event of the insolvency of any company intended to be covered hereunder. In the event of a conflict between any provision of this Article and the laws of the domiciliary state of any company intended to be covered hereunder, that domiciliary state's laws will prevail.)

A.
In the event of a receivership, the reinsurance recoverables due under this Contract will be payable by the Reinsurers directly to the receiver, after reasonable provision for verification, on the basis of claims allowed against the insolvent Company by any court of competent jurisdiction having authority to allow such claims or allowed by the receiver as a result of the conclusion of the claim filing, approval, and appeal process before the receiver.  Regardless of any provision in this Contract or other agreement to the contrary, payment will be made without diminution because of such insolvency or because the receiver has failed to pay all or a portion of any claims.

B.
The receiver of the Company will give or arrange to give to the Reinsurers, written notice of the pendency of a claim against the Company, within a reasonable period of time after the initiation of the receivership.  Failure to give such notice will not excuse the obligation of the Reinsurers unless they are substantially prejudiced thereby.  The Reinsurers may interpose, at their own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which they may deem available to the Company or its receiver. The reasonable expense thus incurred by the Reinsurers will be payable, subject to court approval, out of the estate of the insolvent Company as part of the expense of the receivership to the extent of a proportionate share of the benefit which may accrue to the Company in receivership, solely as a result of the defense undertaken by the Reinsurers.

C.
Payments by the Reinsurers will be made directly to the receiver of the Company except where this Contract or the contract of insurance specifically provides another payee for such reinsurance in the event of the insolvency of the Company.

Article 19-  Governing Law

This Agreement will be governed by and construed in accordance with the laws of the State of New
Jersey.

Risk Details
A&H /6.00

12 of 26

GT 22 12/2014
Fmal1.00

12 of 26
Risk Details
GT 22/12/2014 Final1.00

AON
Empower Results•
UMR B110815AQUA0004 1108 ABR

Article 20 - Arbitration

A.
Any dispute (whether during the currency of this Contract or after expiration or termination of this Contract) between the Company  and the Reinsurer arising out of or in connection with this Contract, including its formation or actual validity, will be submitted to the decision of two arbitrators and an umpire meeting at a site in Newark, New Jersey unless some other site is mutually agreed by the parties.  The arbitrators and umpire will be impartial and disinterested,  active or former executive officers of life or reinsurance companies  or Underwriters  at Lloyd's, London.

B.
To the extent not otherwise  mutually agreed or provided for in this Article, the procedures and rules applicable  to arbitration under the laws of New Jersey, as from time to time set forth, will govern the procedures of the arbitration.   All time limitations stated in this Article may be amended by mutual consent of the parties, and will be amended automatically to the extent made necessary by any circumstances  beyond the control of the parties.

C.
All notices in connection  with the arbitration will be in writing and sent certified or registered mail, return receipt requested.   The claimant's  notice demanding  arbitration will reference this Article, will state in particulars all issues to be resolved in its view, and will name the arbitrator appointed by it. Within 30 days of receipt of the claimant's notice, the respondent will notify the claimant of any additional issues to be resolved  in the arbitration and of the name of its appointed arbitrator.

D.
If the respondent  fails to appoint its arbitrator within 30 days after having received the claimant's notice demanding arbitration,  the claimant is authorized to and will appoint the second arbitrator and will notify the respondent of the name of the arbitrator appointed for it.  The two arbitrators will appoint an umpire before instituting the hearing.  If the two arbitrators fail to agree upon the appointment  of an umpire within 30 days after notification of the appointment  of the second arbitrator, within 10 days thereafter the claimant will apply to the American Arbitration Association to appoint an umpire.  Notwithstanding the appointment  of the umpire by the American Arbitration Association, the arbitration proceedings  will not be governed  by the American Arbitration Association's commercial arbitration rules, but will be governed by the rules as set out in this Article. The arbitrators will notify the claimant and the respondent of the umpire's identity within 10 days of the umpire's appointment.

E.
The arbitration hearing will commence within 60 days of the appointment  of the umpire.  Within 30 days of the date of notice of appointment  of the umpire, the claimant and respondent  will each submit initial briefs to the board outlining the issues in dispute and the basis and reasons for their respective positions.  Within 10 days after filing of the initial briefs the claimant and the respondent may submit reply briefs.  Initial and reply briefs may be amended by the submitting party at any time,

but not later than 10 days prior to the date of commencement of the arbitration hearing.  Reasonable responses  will be allowed at the hearing to new material contained  in any amendments filed to the briefs but not previously addressed.

F.
Subject to customary and recognized  legal rules of privilege, each party will have the obligation to produce as witnesses to the arbitration such of its employees or those of its affiliates as the other party may request, and any documents that the other party may request, providing always that those witnesses and documents be relevant to the issues before the arbitration and provided further that the parties may mutually agree as to further discovery  prior to the arbitration.  The arbitrators and umpire may, at their discretion, request and consider underwriting and placement information provided by the Company to the Reinsurer, as well as any correspondence exchanged by the parties that is related to this Contract.  Upon the petition of either the claimant or the respondent, the umpire will be the final judge of rules of privilege and as to relevancy  of any witnesses and documents.

G.
The arbitrators and umpire will conduct the hearing and make its award with regard to the terms expressed  in this Contract, the original intentions of the parties to the extent reasonably ascertainable,  and the custom and usage of the accident and health insurance and reinsurance business.  At the hearing, evidence  will be allowed but the formal rules of evidence will not apply; cross-examination and rebuttal will be allowed.  Within 20 days of the close of the hearing, at their

13of 26
Risk Details A&H /6.00
GT 22/12/2014 Final1.00

AON
Empower Results•
UMR B110815AQUA0004 1108 ABR

own election or at the request of the arbitrators and umpire, the claimant and the respondent may submit post-hearing briefs to be considered by the board before making its decision.

H.
The arbitrators and umpire will make its award within 30 days following the close of the hearing or the submission of post-hearing briefs, whichever is later. The decision by the majority of the arbitrators and umpire will be in writing and will be final and binding upon the parties. The arbitrators and umpire are empowered to grant interim relief, as it may deem appropriate. The board, however, may not award any exemplary or punitive damages.  Either the claimant or the respondent may apply to the United States District Court in the Company's state of domicile for an order confirming the award; a judgment of such court will thereupon be entered on the award.  If such an order is issued, the party against whom confirmation is sought will pay the attorneys' fees and court costs the applying party incurs in pursuing the order.

I.
The claimant and the respondent will each bear the expense of the arbitrator appointed by or for it and will jointly and equally bear the expense of the umpire and any stenographer requested. The remaining costs of the arbitration proceedings will be allocated by the board.

Article 21 - Severability

If any provision of this Contract will be rendered illegal or unenforceable by the laws, regulations or public policy of any state, such provision will be considered void in such state, but this will not affect the validity or enforceability of any other provision of this Contract or the enforceability of such provision in any other jurisdiction.

Article 22 - Taxes

The Company will pay all taxes on premiums reported to the Reinsurers on this Contract.

Article 23 - Deferred Acquisition Costs Tax

A.       The Company and the Reinsurers will make a joint election, in accordance with Treas. Reg. 1.848-
2(g)(8) (the "Regulation"), issued December 31, 1992, under Section 848 of the Internal Revenue
Code (the "Code") and:

1.
The party with the net positive consideration under this Contract will capitalize specified policy acquisition expenses with respect to this Contract without regard to the general deductions limitations of Section 848(c)(1) of the Code;

2.	The election will take effect on the Effective Date and will remain in effect for all subsequent years that this Contract remains in effect; and

3.
Each party will attach a schedule to its federal income tax return for its first taxable year ending after the election becomes effective that identifies the agreements (including this Contract) for which joint elections have been made under the Regulation.

B.       Pursuant to this joint election:

1.
The Company and the Reinsurers will exchange information pertinent to the amount of net consideration under this Contract to assure consistency or as may otherwise be required by the Internal Revenue Service;

2.
The Company will submit its calculation of the "net consideration" as defined under the above referenced Regulation to the Reinsurer not later than May 1 for each and every tax year for which this Contract is in effect;

Risk Details

A&H /6.00

14 of 26GT 22/12/2014

Final1.00

14of 26
Risk Details A&H /6.00
GT 22/12/2014 Final1.00

AON
Empower Results•
UMR B110815AQUA0004 1108 ABR

3.      The Reinsurers may challenge such calculation within 30 business days of receipt of the
Ceding Company's calculation; and

4.
The Parties will act in good faith to reach agreement as to the correct amount of net consideration whenever there is disagreement as to the amount of net consideration as determined under Treas. Reg. 1.848-2(f).

C.
The Company and the Reinsurers represent and warrant that they are subject to U.S. taxation under Subchapter L of Chapter 1 of the Code or Subpart F of Part Ill of Subchapter N of Chapter 1 of the Code.

Article 24 - Foreign Account Tax Compliance  Act

A.
To the extent any Reinsurer is subject to the deduction and withholding of premium payable hereon as set forth in the Foreign Account Tax Compliance Act (Sections 1471-1474 of the Internal Revenue Code), said Reinsurer shall allow such deduction and withholding from the premium payable under this Contract.

B.
In the event of any return of premium becoming due hereunder, the return premium will be determined and paid in full without regard to any amounts deducted or withheld under paragraph A. of this Article. In the event the Company or its agent recovers such premium deductions and withholdings on the return premium from the United States Government, the Company or its agent will reimburse the Reinsurer for such amounts.

Article 25 - Currency

All limits and retentions hereunder are expressed in United States currency, and all payments hereunder will be made in that currency. For the purposes of this Contract, amounts paid or received by the Company in currencies other than United States currency will be converted into United States dollars at the actual rates of exchange at which they are entered in the Company's books.

Article 26 - Service of Suit

(This Article applies to Reinsurers domiciled outside the United States of America and/or unauthorized in any state, territory, or district of the United States of America that has jurisdiction over the Company and in which a subject suit has been instituted.  This Article is not intended to conflict with or override the parties' obligation to arbitrate their disputes in accordance with the Arbitration Article.)

A.
In the event of the failure of any Reinsurer hereon to pay any amount claimed to be due hereunder, such Reinsurer, at the request of the Company, will submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer's right to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. The Reinsurer, once the appropriate court is accepted by the Reinsurer or is determined by removal, transfer, or otherwise, as provided for above, will comply with all requirements necessary to give said court jurisdiction. In any suit instituted against it upon this Contract, the Reinsurer will abide by the final decision of such court or of any appellate court in the event of an appeal.

B.
The Reinsurer hereby designates the party named in its Interests and Liabilities Agreement, or if no party is named therein, the Commissioner of Banking and Insurance, or his or her successor or successors in office, for the State of New Jersey, as its true and lawful attorney upon whom may be served any lawful process in any action, suit, or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract.

GT 22/12/2014 Final1.00
Risk Details A&H /6.00
15of 26

AON
Empower Results•
UMR B110815AQUA0004 1108 ABR

Article 27 - Compliance

The Company and the Reinsurers each represent that to the best of their knowledge and belief they are, and will use their best efforts to continue to be, in substantial compliance in all material respects with all laws, regulations, and judicial and administrative orders applicable to the business reinsured under this Contract (collectively, the "Law"). This includes the maintenance of an effective anti-money laundering policy to the extent the Company is required to have such a policy in place. Neither the Company nor the Reinsurers will be required to take any action under this Contract that would result in either being in violation of the Law, which for purposes of companies subject to U.S. regulation, including the

Reinsurers, will include requirements enforced by the U.S. Treasury Department Office of Foreign Asset Control.  The Company and the Reinsurers acknowledge and agree that a claim under this Contract is not payable if payment would cause the Reinsurers to be in violation of the Law. Should either of the parties discover a reinsurance payment has been made in violation of the Law, such party will notify the other parties and all parties will cooperate in order to take all necessary corrective actions. The Company will return the reinsurance payment to the Reinsurers to the extent, and at such time, as permitted by Law.

Article 28 - Agency

For purposes of sending and receiving notices and payments required by this Contract, the reinsured company that is set forth first in the definition of "Company" in the Preamble to this Contract will be deemed the agent of all other reinsured companies referenced in the Preamble. In no event, however, will any reinsured company be deemed the agent of another with respect to the terms of the Insolvency Article.

Article 29 - Notices and Contract Execution

A.
Whenever a notice, statement, report or any other written communication is required by this Contract, unless otherwise specified, such notice, statement, report or other written communication may be transmitted by certified or registered mail, nationally or internationally recognized express delivery service, personal delivery, electronic mail, or facsimile. With the exception of notices of termination, first class mail is also acceptable.

B.	The use of any of the following will constitute a valid execution of this Contract or any amendments thereto:

1.      Paper documents with an original ink signature;

2.       Facsimile or electronic copies of paper documents showing an original ink signature; and/or

C.	This Contract may be executed in one or more counterparts, each of which will be deemed an original, but all of which taken together constitute one and the same instrument.

Article 30 - Intermediary

Aon Benfield Inc., or one of its affiliated corporations duly licensed as a reinsurance intermediary, is hereby recognized as the Intermediary negotiating this Contract for all business hereunder.  All communications (including but not limited to notices, statements, premiums, return premiums, commissions, taxes, losses, loss expenses, salvages, and loss settlements) relating to this Contract will be transmitted to the Company or the Reinsurers through the Intermediary. Payments by the Company to the Intermediary will be deemed payment to the Reinsurers. Payments by the Reinsurers to the Intermediary will be deemed payment to the Company only to the extent that such payments are actually received by the Company.

Risk Details
A&H I 6.00

16 of 26 GT 22/12/2014
Final1.00

GT 22/12/2014 Final1.00
Risk Details A&H /6.00
16of 26

AON
Empower Results•
UMR B110815AQUA0004 1108 ABR

Article 31 - Sanctions

Neither the Company nor the Reinsurers will be liable for premium or loss under this Contract if it would result in a violation of any mandatory sanction, prohibition or restriction under economic sanctions, laws or regulations of the United States of America that are applicable to either party

Article 32 - Passive War Extension

A.
It is agreed that, regardless of the war exclusion set forth in the Exclusions Article, this Extension covers claims caused or contributed to by or arising out of war, invasion, acts of foreign enemies, hostilities, or war-like operations whether declared or not, civil war, rebellion, revolution, insurrection, military or usurped power, or martial law.

B.
However, this Extension does not cover such claims while the person insured is training or serving in any capacity as a member of the regular armed forces or while engaging in any of the aforementioned events as a member of the regular armed forces.

Risk Details A&H /6.00
17 of 26
GT 22/12/2014 4PEM Final1.00

AON
Empower Results•
UMR B110815AQUA0004 1108 ABR

Information

Renewal presentation as per email dated October 28, 2014 seen and noted.

Risk Details

A&H /6.00

18 of 26 GT 22/12/201

Final1.

Risk Details A&H /6.00
18 of 26
GT 22/12/2014 4PEM Final1.00

AON
Empower Results•
UMR B110815AQUA0004 1108 ABR

Subscription Agreement

Slip Leader

Bureau Leader

Basis of Agreement to Contract Changes

Other Agreement Parties for Contract Changes for  Part 2

GUA Changes only

A&H /6.00

Pembroke 4000

Not applicable

Amendments or changes to this Contract shall be made in accordance with the
Amendments Condition contained in the Risk Details.

In circumstances where the Reinsurer at any time has the ability to send and receive Association for Cooperative Operations Research and Development (ACORD) messages:

1.	the Intermediary shall have the option to submit any request for the proposed Contract amendments or changes via an 'ACORD message' or using an ACORD enabled electronic trading platform;

2.
whilst the parties may negotiate and agree any Contract amendments or changes in any legally effective manner, each relevant Reinsurer agrees to respond via an appropriate 'ACORD message' or using an ACORD enabled electronic trading platform, if the submission from the Intermediary has been effected in that manner.

When details of agreed endorsements are required to be provided to following Reinsurer(s) a Broker visit, facsimile, letter, e-mail, ACORD message, ACORD enabled electronic trading platform or other electronic means will be used by the Intermediary.

Reinsurers subject to the GUA:
All Reinsurers, except any listed under "Agreement Parties for Contract
Changes, for their proportion only":

The agreement process is in accordance with the General Underwriters
Agreement (GUA) October 2001, as follows:

Excess of Loss and Treaty Reinsurance Schedule (October 2002), Part 1 changes to be agreed by Slip Leader only on behalf of all other Reinsurers within the GUA.

Part 2 changes to be agreed by the Slip Leader and Agreement Parties only on behalf of all Reinsurers within the GUA.
Part 3 changes to be agreed by all Reinsurers within the GUA.

When details of agreed endorsements are required to be provided to following Reinsurer(s) a Broker visit, e-mail or other electronic means, facsimile or letter will be used by the Intermediary.

Reinsurers not subject to the GUA:

Each Reinsurer to agree all amendments and alterations, other than for Special Acceptances and Slip Leader provisions, which shall be handled in accordance with the provisions of the Special Acceptance section of Risk Details or any provision that is specifically written as Slip Leader only.

Part 2 changes to be agreed by Slip Leader only.

Risk Details
19 of 26
GT 22/1212014 Final1.00

AON
Empower Results•
UMR B110815AQUA0004 1108 ABR

UMR            B110815AQUA0004

1108 ABR

Agreement Parties for
Contract Changes For their proportion only

Basis of Claims
Agreement                                  Slip Leader (if only 100%, one Reinsurer)

Lloyd's
(if more than one Lloyd's Syndicate participates on risk)

In accordance  with the Lloyd's Claims Scheme (Combined)  or as amended or any successor thereto.

Lloyd's Reinsurers  agree to waive the Xchanging Ins-sure Services (XIS)

settlement delay procedures in respect of first advice and settlement.

XIS member Reinsurers
(If Company Bureau (IUA) participates on risk)

In accordance  with IUA Claims Agreement Practices.

Other Reinsurers
(If any other Reinsurers participate on risk)

All other Reinsurers  to agree claims for their own proportion only and subject to their own claims agreement  practices.

Claims Agreement
Parties                                  Slip Leader (if only 100%, one Reinsurer).

Lloyd's

The Leading Lloyd's Syndicate and, where required by the applicable Lloyd's Claims Scheme, the second Lloyd's Syndicate and/or Scheme Service Provider.

The second Lloyd's Syndicate is                                                             [Missing Graphic Reference]

XIS member Reinsurers

All XIS Company  Reinsurers subscribing to this Contract.

Other Reinsurers

All other Reinsurers  subscribing to this Contract (by correspondence).

Claims Administration  Lloyd's and XIS member Reinsurers

The Intermediary and Lloyd's and XIS member Reinsurers  agree that any claims hereunder (including any claims related costs/fees) will be notified and administered  via Electronic Claims File (ECF) with any payment(s) processed via Claims Loss Advice and Settlement System (CLASS), unless both parties agree to do otherwise.

Other Reinsurers

All non bureau Reinsurers to be agreed directly.

Rules and Extent
of any other Delegated
Claims Authority                                  None.

Settlement Due Date                                         1st March 2015

Instalment Premium
Period of Credit                                  30 days

Risk Details                                                                 20 of 26
A&H I 6.00

Risk Details
20 of 26
GT 22/1212014 Final1.00

AON
Empower Results•
UMR B110815AQUA0004 1108 ABR

Adjustment Premium

Period of Credit

Bureaux

Arrangements

Non Bureaux

Arrangements

90 days

Lloyd's and XIS member Reinsurers

Where possible the Intermediary will submit De-linked  accounts to Xchanging Ins-sure Services. Premium payment requirements  deemed met if accounts are correctly released for settlement to Xchanging Ins-sure Services in line with bureau procedures  on or before settlement due date.

X’S TO SIGN AND SEAL A LLOYD’S POLICY

Risk Details A&H /6.00
21 of 26
GT 22/12/2014 Final1.00

AON
Empower Results•
UMR B110815AQUA0004 1108 ABR

Fiscal and Regulatory

Tax Payable By
Reinsurer(s)                                  1% FET for non exempt Reinsurers

Country of Origin                                  USA

Overseas Broker                                  Aon Benfield, Inc.

199 Water Street, ?'h floor, New York, NY 10038
USA

Surplus  Line Broker                                       Not applicable

State of Filing                                  Not applicable

US Classification                                  U.S. Reinsurance. NAIC Codes 68241

Allocation of
Premium to Coding                                       100% KX

Allocation of premium
to year of account                                  Not Applicable

Regulatory Client
Classification                                  Reinsurance.

Risk Details
A&H /6.00

22 of26 GT 22/12/201

Final1.0

Risk Details A&H /6.00
22 of 26
GT 22/12/2014 Final1.00

AON
Empower Results•
UMR B110815AQUA0004 1108 ABR

[Missing Graphic Reference]

Broker Remuneration and Deductions

Fee Payable

By Client                                  No.

Total Brokerage                                  15% (Nil on Reinstatements) split 2/3rds Aon Benfield USA, 1/3rd London

Aon Benfield has disclosed where required the existence and amount of any fee and/or premium commission paid or payable for this placement.

Other Deductions

from Premium                                  None.

Risk Details A&H /6.00
23of 26

AON
Empower Results•
UMR B110815AQUA0004 1108 ABR

Security Details

{Re)insurers

Liability                                  {Re)insurers liability several and not joint

The liability of a (re)insurer  under this contract is several and not joint with other (re)insurers  party to this contract. A (re)insurer  is liable only for the proportion of liability it has underwritten. A (re)insurer  is not jointly liable for the proportion of liability underwritten by any other (re)insurer. Nor is a (re)insurer  otherwise responsible for any liability of any other (re)insurer that may underwrite this contract.

The proportion of liability under this contract underwritten  by a (re)insurer (or, in the case of a Lloyd's syndicate, the total of the proportions underwritten  by all the members  of the syndicate taken together) is shown next to its stamp. This is subject always to the provision concerning "signing" below.

In the case of a Lloyd's syndicate, each member of the syndicate (rather than the syndicate itself) is a (re)insurer. Each member has underwritten a proportion of the total shown for the syndicate (that total itself being the total of the proportions underwritten by all the members of the syndicate taken together). The liability of each member of the syndicate is several and not joint with other members.  A member is liable only for that member's proportion. A member is not jointly liable for any other member's  proportion. Nor is any member otherwise responsible for any liability of any other (re)insurer that may underwrite this contract. The business address of each member is Lloyd's, One Lime Street, London EC3M 7HA. The identity of each member of a Lloyd's syndicate and their respective proportion may be obtained by writing to Market Services, Lloyd's, at the above address.

Proportion  of liability

Unless there is "signing" (see below), the proportion of liability under this contract underwritten  by each (re)insurer (or, in the case of a Lloyd's syndicate, the total of the proportions underwritten  by all the members of the syndicate taken together) is shown next to its stamp and is referred to as its "written line".

Where this contract permits, written lines, or certain written lines, may be adjusted ("signed"). In that case a schedule is to be appended to this contract to show the definitive proportion of liability under this contract underwritten by each (re)insurer (or, in the case of a Lloyd's syndicate, the total of the proportions underwritten by all the members  of the syndicate taken together). A definitive proportion (or, in the case of a Lloyd's syndicate, the total of the proportions underwritten by all the members of a Lloyd's syndicate taken together) is referred to as a "signed line". The signed lines shown in the schedule will prevail over the written lines unless a proven error in calculation has occurred.

Although reference is made at various points in this clause to "this contract" in the singular, where the circumstances so require this should be read as a reference to contracts in the plural.

LMA3333

Risk Details
A&H /6.00

24 of 26 GT 22/12/2014

Final1.00

Risk Details A&H /6.00
24of 26

AON
Empower Results•
UMR 8110815AQUA0004 1108 ABR

[Missing Graphic Reference]

Order Hereon                                   10  % of whole.

Basis of

Written Lines                                  Percentage of whole.

Signing

Provisions	In the event that the written lines hereon exceed 100% of the order, any lines written "to stand" will be allocated in full and all other lines will be signed down in equal proportions so that the aggregate signed lines are equal to 100% of the order without further agreement of any of the Reinsurers.

However:

a)	In the event that the placement order is not completed by the commencement date of this Contract then all lines written by that date will be signed in full;

b)
The Reinsured may elect for the disproportionate signing of Reinsurers lines, without further specific agreement of Reinsurers, providing that any such variation is made prior to the commencement date of the period of this Contract, and that lines written "to stand" may not be varied without the documented agreement of those Reinsurers;

c)
The signed lines resulting from the application of the above provisions can be varied, before or after commencement date of the period of this Contract, by the documented agreement of the Reinsured and all Reinsurers whose lines are to be varied. The variation to this Contract will take effect only when all such Reinsurers have agreed, with the resulting variation in signed lines commencing from the date set out in that agreement.

The signed line will be entered on the respective Reinsurer signing page by the
Intermediary and shall be notified to the Reinsurer.

Written Lines	In a co-reinsurance placement, following Reinsurers may, but are not obliged to, follow the premium charged by the Slip Leader.

Reinsurers may not seek to guarantee for themselves terms as favourable as those which others subsequently achieve during the placement.

Signing Pages                                  This Contract incorporates the following:

A Reinsurer signing page, for each Reinsurer participating in this Contract, signature of which binds the Reinsurer and the Reinsured to the terms and conditions of this Contract.

Where the Reinsurer provides acceptance of a share by alternative correspondence, this shall constitute their formal signature until superseded by the signing page.

For the purposes of the application of Reinsurer's Liability Clause - LMA3333, each Reinsurer signed line is recorded on the Reinsurer's signing page and not in a separate schedule appended to this Contract.

Risk Details A&H /6.00
25of 26

AON
Empower Results•
UMR 8110815AQUA0004 1108 ABR

   UMR                                                                                                                               B8110815AQUA0004 1108 ABR

Reinsurer Signing Page

The Reinsurer named below hereby agrees to the terms and conditions of this Contract and also allows the Intermediary  to subsequently allocate a signed line, which is entered below and shall be separately notified to the Reinsurer.

Reinsurer                                                                                               Written Line                              Signed Line

/S/                                           23/12/14

Pembroke

48690515AA

T. A. B. GLOVER & OTHERS
5%/S/ 5	% (Entered by the Intermediary)

Risk Details
A&H I 6.00

26 of26GT 22/12/2014
Final1.00

Risk Details A&H /6.00
26of 26

AON
Empower Results•
UMR B110815AQUA0004 1108 ABR

Reinsurer Signing Page

The Reinsurer named below hereby agrees to the terms and conditions of this Contract and also allows the Intermediary to subsequently allocate a signed line, which is entered below and shall be separately notified to the Reinsurer.

Reinsurer                                                                                                 Written Line    Signed Line
15%                      5%

(Entered by the
Intermediary)

Beazley

T8247E15ANLN

U/W NGN

/S/                               23/12/14

26 of 26
Risk Details A&H I 6.00
GT 22/12/2014 Final1.00